Exhibit 99.1

Student Loan Finance Corporation

Quarterly Report Pursuant to Section 6.2 of the Indenture and

Section 21d of the Servicing Agreement (Unaudited)

Education Loans Incorporated

Student Loan Asset-Backed Notes, Series 2005-1A & 2005-1B

Report for the Three Months Ended August 31, 2006

I.	Identification of Notes

				Principal Balance
Description	Cusip #	Final Maturity	Interest Rate	May 31, 2006	August 31, 2006
Senior Series 2005-1A1 Notes	280907 BU 9	Paid	3-Mo LIBOR + 0.01%	$0	$0
Senior Series 2005-1A2 Notes	280907 BV 7	December 26, 2016	3-Mo LIBOR + 0.06%	208,257,000	171,539,500
Senior Series 2005-1A3 Notes	280907 BW 5	September 25, 2024	3-Mo LIBOR + 0.10%	355,000,000	355,000,000
Subordinate Series 2005-1B Notes	280907 BX 3	June 25, 2035	3-Mo LIBOR + 0.55%	45,000,000	45,000,000

				$608,257,000	$571,539,500

II.	Total Asset Percentage

	August 31, 2006	Application of Available Funds	Adj Balance at Sept 25, 2006
Value of Trust Estate
Principal Balance of Eligible Loans	$484,614,039.23		$484,614,039.23
Accrued Borrower Interest	6,978,363.21		6,978,363.21
Accrued Government Interest	921,904.64		921,904.64
Accrued Special Allowance Payments	1,547,555.00		1,547,555.00
Acquisition Account	0.00		0.00
Collection Account	62,377,669.76	(62,375,333.16)	2,336.60
Reserve Account:
Amount in Excess of Reserve Requirement	367,175.00	(367,175.00)	0.00
Balance of Reserve Account	5,715,395.00		5,715,395.00
Accrued Interest on Investment Accounts	18,067.23		18,067.23

Total Value of Trust Estate	562,540,169.07	(62,742,508.16)	499,797,660.91

Principal Amount of Outstanding Notes	571,539,500.00	(54,255,000.00)	517,284,500.00

Difference	$(8,999,330.93)	$(8,487,508.16)	$(17,486,839.09)

Total Asset Percentage			96.62%

III.	Changes in Account Balances

		Amount
A. Acquisition Account
Balance at May 31, 2006		$134,689.01
Less Withdrawals for Eligible Loans:
Total Principal Acquired	$0.00
Accrued Interest Acquired	0.00
Premiums and Related Acquisition Costs	0.00

Net Cost of Loans Acquired		0.00
Close Acquisition Account to Collection Account		(134,689.01)

Balance at August 31, 2006		$0.00

		Amount
B Collection Account
Balance at May 31, 2006		$44,596,916.29
Increase in Net Available Funds		62,376,877.38
Distribution of Available Funds (Pursuant to Indenture Section 5.6)		(44,596,123.91)

Balance at August 31, 2006		$62,377,669.76

Amount
C. Reserve Account
Balance at May 31, 2006	$6,473,020.00
Additions From Collection Account	0.00
Less Withdrawals During Period	(390,450.00)

Balance at August 31, 2006	$6,082,570.00

IV. Available Funds to be Distributed on Sept 25, 2006
Amount
A. Available Funds
Available Funds in Collection Account not Paid on Prior Quarterly Payment Date	$792.38

Increase in Collection Account During Period:
Principal Collections	$53,828,332.49
Borrower Interest Collections	3,883,269.51
Late Fees Collected	52,993.50
Investment Income Receipts	583,137.68
Government Interest and Special Allowance Payments Collected	4,991,583.15
Close of Acquisition Account	134,689.01
Loan Transfers	2,735.08
Less Payments of:
Servicing Fees	(836,499.28)
Consolidation Loan Rebate Fees	(263,363.76)

Total Collection Account Increase During Period	62,376,877.38

Total Available Funds in Collection Account	62,377,669.76
Reserve Account in excess of Reserve Requirement	367,175.00

Total Available Funds	$62,744,844.76

B. Distribution Amounts
1) Idemnification Payment	$0.00
2a) Primary Servicing Fees for Preceding Month	399,562.33
2b) Trustee Fees for the Preceding Quarter	21,432.73
3) Senior Noteholders’ Interest Distribution Amount	7,382,875.60
4) Senior Noteholders’ Principal Distribution Due at Stated Maturity	0.00
5) Subordinate Noteholders’ Interest Distribution Amount	683,637.50
6) Reserve Account to Increase to Reserve Account Requirement	0.00

Total of Above Distribution Amounts	8,487,508.16

Remaining Balance Available for Principal Payments	$54,257,336.60

C. Principal Distribution Amounts
Applied to Series 2005-1A2 Notes	$54,255,000.00

Rate per $1,000	$217.02

D. Total Distribution Amounts	$62,742,508.16

V. Schedule of Noteholder’s Interest Due Sept 25, 2006

Description	Principal Balance	Days in Period	Applicable Interest Rate	Interest Due
Senior Series 2005-1A1 Notes	$0			$0.00
Senior Series 2005-1A2 Notes	171,539,500	91	5.52000%	2,393,547.82
Senior Series 2005-1A3 Notes	355,000,000	91	5.56000%	4,989,327.78

Total-Senior Series				7,382,875.60
Subordinate Series 2005-1B Notes	45,000,000	91	6.01000%	683,637.50

Total-All Series				$8,066,513.10

VI.	Student Loan Information

A.	Student Loan Principal Outstanding for the Three Months Ended August 31, 2006

Amount
Balance at May 31, 2006	536,762,503.08
Loans Purchased / Originated	0.00
Capitalized Interest	1,720,286.27
Less Principal Payments Received	(53,828,332.49)
Less Sale of Loans	(1,714.45)
Borrower Benefit Principal Reductions and Other Increases (Decreases)	(38,703.18)

Balance at August 31, 2006	$484,614,039.23

B.	Composition of Student Loan Portfolio as of August 31, 2006

Amount
Aggregate Outstanding Principal Balance	$484,614,039.23
Number of Borrowers	66,931
Average Outstanding Principal Balance Per Borrower	$7,241
Number of Loans (Promissory Notes)	144,488
Average Outstanding Principal Balance Per Loan	$3,354
Weighted Average Interest Rate	5.91%

C.	Distribution of Student Loan Portfolio by Loan Type as of August 31, 2006

Loan Type	Outstanding Principal Balance	Percent
Stafford - Subsidized	$177,871,681.51	36.7%
Stafford - Unsubsidized	135,563,410.13	28.0%
Stafford - Nonsubsidized	1,574.32	0.0%
PLUS	23,482,170.98	4.8%
SLS	11,685.22	0.0%
Consolidation	147,683,517.07	30.5%

Total	$484,614,039.23	100.0%

D.	Distribution of Student Loan Portfolio by Interest Rate as of August 31, 2006

Interest Rate	Outstanding Principal Balance	Percent

Less Than 3.00%	$35,382,767.17	7.3%
3.00% to 3.49%	60,282,003.47	12.4%
3.50% to 3.99%	26,791,259.51	5.5%
4.00% to 4.49%	18,071,172.35	3.7%
4.50% to 4.99%	2,139,356.11	0.4%
5.00% to 5.49%	2,255,390.38	0.5%
5.50% to 5.99%	729,181.45	0.2%
6.00% to 6.49%	820,376.41	0.2%
6.50% to 6.99%	128,929,489.66	26.6%
7.00% to 7.49%	184,062,602.89	38.0%
7.50% to 7.99%	24,846,853.85	5.1%
8.00% to 8.49%	227,051.10	0.0%
8.50% to 8.99%	0.00	0.0%
9.00% to 9.49%	73,411.23	0.0%
9.50% to 9.99%	0.00	0.0%
10.00% or Greater	3,123.65	0.0%

Total	$484,614,039.23	100.0%

E.	Distribution of Student Loan Portfolio by Borrower Payment Status as of August 31, 2006

Status	Number of Loans	Outstanding Principal Balance	% of Principal
Interim
School	16,146	$46,887,567.57	9.7%
Grace	8,517	26,487,158.87	5.5%

Total Interim	24,663	73,374,726.44	15.1%

Repayment
Active
Current	66,814	256,016,144.70	52.8%
31 to 60 Days	5,358	15,932,764.40	3.3%
61 to 90 Days	3,152	8,662,942.70	1.8%
91 to 120 Days	2,131	5,776,020.45	1.2%
121 to 180 Days	4,056	10,411,241.22	2.1%
181 to 270 Days	3,794	9,556,738.13	2.0%
Over 270 Days	362	854,597.59	0.2%
Claims Filed, Not Yet Paid	2,794	5,143,908.03	1.1%
Deferment	24,629	75,003,067.81	15.5%
Forbearance	6,735	23,881,887.76	4.9%

Total Repayment	119,825	411,239,312.79	84.9%

	144,488	$484,614,039.23	100.0%

F.	Distribution of Student Loan Portfolio by Guarantee Agency as of August 31, 2006

Guarantee Agency	Outstanding Principal Balance	Percent
AES/Pennsylvania Higher Education Assistance Agency	$209,738.93	0.0%
California Student Aid Commission	29,465,696.10	6.1%
Colorado Student Loan Program	24,840,657.67	5.1%
Education Assistance Corporation	287,342,185.23	59.3%
Educational Credit Management Corporation	11,837,829.04	2.4%
Great Lakes Higher Education Guaranty Corporation	96,591,583.43	19.9%
National Student Loan Program	5,786,308.37	1.2%
Northwest Education Loan Association	19,239,597.81	4.0%
Student Loans of North Dakota	4,609,080.73	1.0%
United Student Aid Funds, Inc	4,530,560.54	0.9%
Other Guarantee Agencies	160,801.38	0.0%

Total	$484,614,039.23	100.0%